EXHIBIT 10.1

RECAPITALIZATION AGREEMENT

RECAPITALIZATION AGREEMENT (this “Agreement”), dated as of July 30, 2010, by and between TALON INTERNATIONAL, INC., a Delaware corporation (the “Company”), and CVC CALIFORNIA, LLC, a Delaware limited liability company (“CVC”);

W I T N E S S E T H :

WHEREAS, the Company and its Subsidiaries are engaged in the business of distributing a full range of apparel, zipper and trim products to manufacturers of fashion apparel, specialty retailers and mass merchandisers; and

WHEREAS, the Company and its Subsidiaries are parties to various Loan Documents with CVC, under which the Company and its subsidiaries are indebted to CVC under the instruments and in the amounts set forth on Schedule A attached hereto; and

WHEREAS, in order to assist the Company in its efforts to turn around its business performance, and in order to reduce the Company’s debt service obligations and improve its balance sheet, the Company has requested CVC to convert the Indebtedness into shares of new Series B Preferred Stock of the Company, and CVC has agreed to effect such conversion of the Indebtedness, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the Company and CVC hereby agree as follows:

ARTICLE I

DEFINITIONS

               Section 1.1                                DEFINITIONS.  Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

“Board” shall mean the Board of Directors of the Company.

“Certificate of Designation” shall mean the certificate of designation to be filed by the Company, pursuant to which the Company will be granted the authority to issue up to 407,160 shares of Series B Preferred Stock, having the rights, powers, preferences, privileges, qualifications and limitations set forth in the form of Certificate of Designation attached hereto as Exhibit A.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as same may be amended or restated from time to time in accordance therewith (including, without limitation, pursuant to the Certificate of Designation).

“Closing” shall have the meaning ascribed thereto in Section 2.2.

“Closing Date” shall have the meaning ascribed thereto in Section 2.2.

“Commission” shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government then administering the Securities Act.

“Common Stock” shall mean the authorized common stock of the Company from time to time pursuant to the Certificate of Incorporation.

“Conversion Shares” shall mean the shares of the Common Stock issued and/or issuable upon conversion of the Series B Shares.

“Indebtedness” shall mean the indebtedness of the Company and its Subsidiaries set forth on Schedule A attached hereto.

“Knowledge” or “Known” or words of similar import shall mean, with respect to the Company and/or any Subsidiary, the actual knowledge of either or both of Lonnie D. Schnell and/or Larry Dyne after reasonable inquiry of the appropriate employees of the Company.

“Loan Agreement” shall mean the Revolving Credit and Term Loan Agreement, dated as of June 27, 2007 (as heretofore amended), by and between Bluefin Capital, LLC and the Company, which agreement has been assigned by Bluefin Capital, LLC to CVC and is now held by CVC.

“Loan Documents” has the meaning ascribed thereto in the Loan Agreement.

“Notes” has the meaning ascribed thereto in the Loan Agreement.

“SEC Reports” has the meaning ascribed thereto in the Loan Agreement.

“Securities Act” shall mean the Securities Act of 1933, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Series B Shares” shall mean 407,160 shares of Series B Preferred Stock of the Company, as described in Section 2.1 below.

“Subsidiaries” has the meaning ascribed thereto in the Loan Agreement.

ARTICLE II

AUTHORIZATION AND ISSUANCE OF SHARES

               Section 2.1                                AUTHORIZATION OF ISSUE.  The Board has authorized the execution, delivery and filing of the Certificate of Designation and the issuance of the Series B Shares, against surrender for cancellation of the Indebtedness.

Section 2.2                                ISSUANCE OF SHARES.  Subject to the terms and conditions hereof, the Company agrees to issue to CVC the Series B Shares for and in consideration of the surrender of the Indebtedness.  Upon delivery to CVC of official evidence of the filing of the Certificate of Designation, and the satisfaction of the other conditions precedent set forth in Section 5.1 below,

CVC shall cancel all of the outstanding Notes (provided that the currently outstanding Revolving Credit Note, in lieu of being cancelled, shall be replaced by the Amended and Restated Revolving Credit Note described in Section 5.5 below), and the Company shall issue and deliver to CVC a stock certificate representing the Series B Shares.  The conversion of the Indebtedness, the delivery of the stock certificate representing the Series B Shares, and the execution and delivery of the other agreements described in Article V below, is referred to herein as the “Closing,” and the date on which the Closing occurs is referred to herein as the “Closing Date.”  Anything elsewhere contained in this Agreement to the contrary notwithstanding, none of the Loan Documents (other than the Notes which are to be cancelled as provided in this Section 2.2) are being terminated or cancelled, and none of the Loan Documents are being amended except to the extent provided in the Amendment No. 6 to Loan Agreement described in Section 5.5 below.

ARTICLE III

THE COMPANY’S REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to CVC as follows:

Section 3.1                                ORGANIZATION, GOOD STANDING AND QUALIFICATION OF AND AUTHORIZATION BY THE COMPANY AND SUBSIDIARIES.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.  True and complete copies of the certificate of incorporation and the by-laws of the Company and each of the Subsidiaries, each as in effect on the date of this Agreement, have been delivered to CVC.  The Company and each of the Subsidiaries has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted.  The Company and each of the Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the failure of the Company or such Subsidiary to be so qualified would have a material adverse effect on the business, assets, operations, operating results or condition, financial or otherwise, of the Company.  The Company has full power, authority and legal right to execute and deliver this Agreement and to issue, sell and deliver the Series B Shares, to perform its obligations hereunder, and to engage in the transactions contemplated hereby.  The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and by general equitable principles.

           Section 3.2                                 LOAN DOCUMENTS; SEC REPORTS.  All representations and warranties made by the Company in the Loan Documents are true and correct in all material respects on and as of the date hereof.  As of their respective dates, all of the Company’s SEC Reports filed to date complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements heretofore delivered by the Company to CVC pursuant to the Loan Documents fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries as of the dates thereof and for the periods covered thereby.

               Section 3.3                                CAPITALIZATION.  As of the date of this Agreement and immediately prior to the consummation of the transactions contemplated hereby, the outstanding capital stock of the Company consists entirely of 20,291,433 shares of Common Stock and no shares of Series A Preferred Stock; and except for shares of Common Stock currently reserved for issuance under the Company’s stock incentive plans (including shares subject to awards outstanding on the date hereof, of which options for 3,550,000 shares are considered “in-the-money” (which shares includes 1,600,000 options issued to Management Stockholders having an exercise price of $0.20 per share) and 1,863,100 shares are “out-of-the-money” (assuming a fair market price of the Company’s Common Stock of $0.17 per share), and additional options for 1,005,500 shares held by Messrs. Schnell and Dyne which will be cancelled on or about the date hereof), there are no outstanding options, warrants, convertible securities or other rights to acquire any capital stock of the Company.  The Company has not agreed to grant or issue any additional capital stock or any options, warrants, convertible securities or similar rights to acquire or receive any of the authorized but unissued shares of its capital stock, except for (i) awards to employees or prospective employees to be made in the ordinary course of business under the Company’s stock incentive plans, (ii) the Series B Shares being issued pursuant to this Agreement, (iii) the restricted stock units contemplated by Section 5.4 below, and (iv) 2,310,000 additional shares of Common Stock to be reserved for issuance under the Company’s stock incentive plans following the amendment or new plan contemplated in Section 6.2 below.

Section 3.4                                STATUS OF SHARES; RESERVATION OF SHARES.  Upon delivery of the certificates representing the Series B Shares against cancellation of the Indebtedness as contemplated by Section 2.2 above, the Series B Shares will be duly authorized, validly issued, fully paid and nonassessable.  The shares of Common Stock of the Company deliverable upon conversion of the Series B Shares have been authorized, reserved and set apart for issuance, free from preemptive rights in favor of the holders of any shares of capital stock or other securities of the Company.  Upon conversion of the Series B Shares in accordance with the Certificate of Designation, the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable.

               Section 3.5                                DISCLOSURE.  Neither this Agreement nor any other document, certificate or statement furnished in writing to CVC on behalf of the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.  All estimates and projections provided by the Company to CVC in connection with the transactions contemplated by this Agreement are based on good faith estimates or projections of, and assumptions believed to be reasonable by, the management of the Company as of the date such statements were prepared, and the management of the Company believes said assumptions remain reasonable; provided, however, that no representation or warranty is made or may be inferred that actual results will conform to any such estimates or projections.  There is no fact Known to the Company which materially and adversely affects the business, properties, operations, operating results or condition, financial or otherwise, of the Company, which has not been set forth in this Agreement or in the other documents, certificates and statements already furnished to CVC by or on behalf of the Company in connection with the transactions contemplated hereby.

ARTICLE IV

CVC’S REPRESENTATIONS AND WARRANTIES

CVC hereby represents and warrants to, and agrees with, the Company that:

Section 4.1                                AUTHORIZATION.  This Agreement constitutes CVC’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (b) the effect of rules of law governing the availability of equitable remedies.  CVC has full power and authority to enter into this Agreement.

               Section 4.2                                NO OTHER INDEBTEDNESS.  The Indebtedness represents all principal, interest, fees and other charges payable by the Borrower and/or its Subsidiaries to CVC on the date hereof; and immediately after giving effect to the transactions contemplated by this Agreement, there will be no outstanding Obligations (as such term is defined in the Loan Agreement) other than (a) the ongoing covenants under the Loan Documents, and (b) any portion of the fee payable under the Amendment No. 6 to Loan Agreement which may be debited to the Company’s revolving credit loan account with CVC.

               Section 4.3                                PURCHASE FOR OWN ACCOUNT.  The Series B Shares will be acquired by CVC for investment for its own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof in violation of any applicable securities laws.

Section 4.4                                RECEIPT OF INFORMATION.  CVC has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to CVC or to which CVC had access.  The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article III.

               Section 4.5                                ACCREDITED PURCHASER STATUS.  CVC is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

Section 4.6                                RESTRICTED SECURITIES.  CVC understands that the Series B Shares constitute “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, CVC represents that it is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  CVC understands that the Company is under no obligation to register any of the Series B Shares or any of the Conversion Shares.  CVC understands that no public market now exists for the Series B Shares, and that it is uncertain whether a public market will ever exist for the Series B Shares.

Section 4.7                                LEGENDS.  CVC understands and agrees that the certificates for the Series B Shares shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER, AND THE SECURITIES LAWS OF ANY SUCH STATE.”

ARTICLE V

CONDITIONS PRECEDENT

The obligation of CVC to surrender the Indebtedness in exchange for the Series B Shares, and the obligation of the Company to issue the Series B Shares, is subject to the satisfaction, on the Closing Date, of the following conditions precedent (any one or more of which may be waived by CVC in its sole discretion):

               Section 5.1                                CERTIFICATION OF DESIGNATION.  The Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware, and the Company shall have provided written evidence of such filing to CVC.

               Section 5.2                                REPRESENTATIONS.  All representations and warranties of the Company and CVC contained in this Agreement and the Loan Documents shall be true and correct in all material respects.

               Section 5.3                                NO CHANGES.  On the Closing Date, there shall not have occurred any material adverse change in the business, assets, properties, operations or condition (financial or otherwise) of the Company and its Subsidiaries (taken as a whole) from that reflected in the Company’s unaudited consolidated financial statements as of March 31, 2010, as previously delivered to CVC.

               Section 5.4                                OTHER AGREEMENTS.  The parties thereto shall have executed and delivered to one another (a) an employment agreement between the Company and Lonnie D. Schnell, (b) an employment agreement between the Company and Larry Dyne, (c) a restricted stock unit agreement between the Company and Mr. Schnell, (d) a restricted stock unit agreement between the Company and Mr. Dyne, and (e) a stockholders’ agreement among the Company, CVC and Messrs. Schnell and Dyne, each of such agreements to be in form and substance reasonably satisfactory to CVC; and true and complete copies of such executed agreements shall have been delivered to CVC.

Section 5.5                                LOAN AMENDMENTS.  The Company and CVC shall have executed and delivered the Amendment No. 6 to Loan Agreement (which, among other things, extends and reduces the Revolving Credit Commitment under and as defined in the Loan Agreement), and the Company shall have executed and delivered to the Lender the Amended and Restated Revolving Credit Note described in such Amendment No. 6 to Loan Agreement.

               Section 5.6                                BOARD.  Brent Cohen, Colin Dyne, Raymond Musci and Joseph Miller shall have resigned from the Board effective as of the Closing Date, and Michael Snyder and Mark Hughes (as designees of CVC pursuant to the Certificate of Designation) shall have been appointed to the Company’s Board of Directors to fill two of the vacancies caused by such resignations.

Section 5.7                                RESOLUTIONS.  The Company shall have delivered to CVC certified resolutions of the Board authorizing and approving the transactions contemplated by this Agreement and the various agreements described in this Article V, such resolutions to be in form and substance reasonably satisfactory to CVC.

The Company and CVC shall use their commercially reasonably efforts to cause the satisfaction of the foregoing conditions precedent as promptly as practicable, and in any event not later than July 30, 2010.

ARTICLE VI

CERTAIN POST-CLOSING COVENANTS

               Section 6.1                                CHARTER AMENDMENT.  Promptly following the Closing Date, the Company shall call a meeting of its stockholders for the purpose of amending the Certificate of Incorporation to eliminate the provisions thereof requiring a classified Board of Directors of the Company.  Promptly following stockholder approval at a meeting, the Company shall file an appropriate amendment to the Certificate of Incorporation to eliminate the classification of the Board, and thereupon all sitting directors of the Company shall be of one class and shall be subject to election on an annual basis.

              Section 6.2                                 FURTHER BOARD PROVISIONS.  Promptly following the Closing Date and receipt by the Company of all legally required biographical information with respect to

CVC designee to the Board, and containing such further information as may be legally required or as the Company deems appropriate with respect to such changes in the composition of the Board.  Immediately upon the completion of the requisite waiting period following such filing and mailing, the Company shall cause one additional designee of CVC to be appointed to the Board, and the number of Board members shall thereupon be fixed at five (5) individuals, determined from time to time in accordance with the Certificate of Designation.  Pending the completion of such changeover in the Board, none of the vacancies in the Board described in Section 5.6 above shall be filled except as provided in Section 5.6 above, and any other vacancies in the Board shall be filled in a manner consistent with the Certificate of Designation.

               Section 6.3                                STOCK INCENTIVE PLAN AMENDMENT.  Promptly following the Closing Date, the Company shall amend its 2008 Stock Incentive Plan to increase by 2,310,000 the number of shares of Common Stock that may be issued pursuant to awards thereunder.

Section 6.4                                MONITORING FEES.  On the first business day of each calendar month following the Closing Date and until such time as the Series B Shares shall no longer entitle the holders thereof to elect Series B Directors (as such term is defined in the Certificate of Designation), the Company shall pay to CVC a monitoring fee of $5,000 per month.

ARTICLE VII

RELEASE

Section 7.1                                RELEASE OF CLAIMS.  CVC acknowledges and agrees that upon issuance of the Series B Shares and satisfaction or waiver of all other conditions precedent as set forth in Article V, the Indebtedness and all other obligations under the Loan Agreement shall be paid in full as of the Closing Date.  Each of CVC and the Company (each for itself and its respective predecessors, successors, agents, assigns, transferees, officers, directors, employees, shareholders, members, subsidiaries, attorneys and agents) hereby releases any and all claims, causes of action or other disputes it may have against the other, its subsidiaries and any guarantors of the Indebtedness, and each of their respective successors, subsidiaries and affiliates, directors, shareholders, members, current and former officers, agents and employees, representatives, successors or assigns (collectively, the “Releasees”) of any kind or nature arising out of, related to, or in any way connected with, the Loan Documents, in each case which may have arisen on or before the date of this Agreement; provided, however, that this release shall not serve to release or otherwise affect or impair any of the liens and security interests granted under the Loan Documents.

Section 7.2                                UNKNOWN CLAIMS.  Each of CVC and the Company expressly waives any benefits of Section 1542 of the Civil Code of the State of California (and any other laws of similar effect), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Section 7.3                                COVENANT NOT TO SUE.  To the fullest extent permitted by law, each of CVC and the Company hereby agrees that it will not now or at any time in the future pursue any charge, claim, or action of any kind, nature and character whatsoever against any of the Releasees, or cause or knowingly permit any such charge, claim or action to be pursued, in any federal, state or municipal court, administrative agency, arbitral forum, or other tribunal, arising out of any of the matters covered by this Article VII.

ARTICLE VIII

MISCELLANEOUS

Section 8.1                                AMENDMENTS AND WAIVERS.  This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and signed by the Company and CVC.

Section 8.2                                EXPENSES.  The Company shall reimburse CVC on demand for all reasonable costs and expenses incurred by CVC in connection with this negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including reasonable attorneys’ fees, up to an aggregate maximum reimbursement of $60,000 in respect of all such costs and expenses.

Section 8.3                                INTEGRATION AND SEVERABILITY.  This Agreement and the other agreements referred to herein embody the entire agreement and understanding between CVC and the Company with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to the subject matter hereof.  In case any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

Section 8.4                                SUCCESSORS AND ASSIGNS.  All covenants, agreements, statements, representations and warranties in this Agreement or any certificate delivered pursuant hereto by or on behalf of the Company or on behalf of CVC shall bind and inure to the benefit of the respective successors and assigns of such party, except where the context otherwise requires, and except that the Company may not assign any of its rights or obligations under this Agreement.

Section 8.5                                RELIANCE.  All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto shall be deemed to have been relied upon by CVC, notwithstanding any investigation heretofore or hereafter made by CVC or on CVC’s behalf, and shall survive the Closing.

Section 8.6                                NOTICES AND OTHER COMMUNICATIONS.  All notices, requests, consents and other communications hereunder shall be in writing and shall be given by hand delivery, by telecopier, by recognized overnight courier service, or by first class post-paid mail, addressed (a) if to the Company, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, fax:  (818) 444-4110, Attn:  Lonnie D. Schnell, or (b) if to CVC, at 525 Okeechobee Boulevard, Suite 1050, West Palm Beach, Florida 33401, fax:  (561) 727-2100, Attn:  Chief Financial Officer.

Section 8.7                                GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles.

Section 8.8                                COUNTERPARTS; FACSIMILE SIGNATURES.  This Agreement may be signed by each party hereto upon a separate copy in which event all of said copies shall constitute a single counterpart of this Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Either party may execute and deliver this Agreement by fax or electronic signature, which shall have the same binding effect as an original ink signature.

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IN WITNESS WHEREOF, the Company and CVC have executed this Agreement as of the date first set forth above.

TALON INTERNATIONAL, INC. By: /s/ Lonnie Schnell Name: Lonnie Schnell Title: Chief Executive Officer
CVC CALIFORNIA, LLC By: /s/ Gary E. Jaggard Gary E. Jaggard, Managing Director

Schedule A to Recapitalization Agreement

The following Indebtedness is to be surrendered to the Company on the Closing Date, in consideration of the issuance to CVC of the Series B Shares:

Indebtedness	Principal Plus Accrued Interest and Fees
1. Advances outstanding under $5,000,000 Revolving Credit Note dated June 27, 2007	$5,158,587
2. $9,500,000 Term Note dated June 27, 2007	$10,081,876
3. $1,000,000 Term Note dated March 31, 2008	$1,212,596
4. $225,210 Term Note dated March 31, 2009	$253,625